EXHIBIT 10.01

GAMING PARTNERS INTERNATIONAL CORPORATION

1994 DIRECTORS’ STOCK OPTION PLAN

Adopted by the Board of Directors on December 26, 2017

Amendments Subject to Approval by the Stockholders on May 23, 2018

1.	Purpose. The Gaming Partners International GPIC 1994 Directors’ Stock Option Plan (the “Plan”) is intended to promote the interests of Gaming Partners International Corporation (“GPIC”) and its subsidiaries by offering members of the Board of Directors of GPIC who are not employed as regular salaried officers or employees of GPIC or any of its subsidiaries (hereinafter referred to as “Non-Employee Directors”) the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long term view of the affairs of GPIC; to attract and retain highly qualified Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to GPIC.

2.	Administration. The Plan shall be administered by the Compensation Committee (the “Committee”), selected by and serving at the pleasure of GPIC's Board of Directors (the “Board”), or by the Board. The Committee or the Board shall not have any discretion to determine or vary any matters which are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of GPIC's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, what means of payment shall be acceptable, and stock appreciation rights; provided, however, that notwithstanding the foregoing or any other provision of the Plan, the Board shall have the authority to make the grants and other related determinations pursuant to Section 5(b) of the Plan.

The Committee or the Board shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

Any actions or decisions by the Committee under the Plan (other than grants of Non-Discretionary Options pursuant to Section 5(a) below) shall be subject to the approval of the Board.

3.	Eligibility. Only Non-Employee Directors, who are not participants in GPIC’s 1994 Long Term Incentive Plan, will be eligible to be granted awards.

4.	Stock Subject to the Plan. The stock from which awards may be granted shall be GPIC’s $.01 par value Common Stock (“Common Stock”). When options are exercised, GPIC may either issue authorized but unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 450,000. If an option expires, is terminated prior to its exercise, or surrendered, the Common Stock covered by such an option immediately prior to such expiration, termination, or surrender shall continue to be available for grant under the Plan.

5.	Grant and Amount of Options

(a)	Non-Discretionary Options. The date of grant of the initial option (“Initial Option”) for a Non-Employee Director commencing his or her term shall be the date that he or she becomes a member of the Board of Directors (“Commencement Date”). The Initial Option grant shall be to purchase 6,000 shares of Common Stock (subject to vesting per Section 6(b) and to adjustment per Section 7).

Annual awards of options (“Annual Options” or individually an “Annual Option”) shall be granted beginning on the anniversary of the Commencement Date, and continuing each year thereafter. An Annual Option will be to purchase:

(i)	prior to the third anniversary of the Commencement date, 1,500 shares of Common Stock for each of the following Board committees on which the Non-Employee Director served for a period of at least six months during the twelve months prior to the date of grant: (A) Audit Committee; (B) Compliance Committee; and (C) Compensation Committee; and

(ii)	on the third anniversary of the Commencement Date, and each year thereafter, an additional 2,000 shares of Common Stock (all grant amounts subject to adjustment per Section 7).

The Initial Option and the Annual Options are collectively referred to herein as “Non-Discretionary Options.”

(b)	Discretionary Options. Notwithstanding any provision of the Plan to the contrary, in addition to the Non-Discretionary Options, the Board shall have the authority to grant options from time to time in its sole and absolute discretion (“Discretionary Options”) to Non-Employee Directors pursuant to this Section. No Non-Employee Director shall have any right or claim to be granted a Discretionary Option. Subject to and consistent with the provisions of the Plan, the Board is authorized in its sole and absolute discretion to:

(i)	Select the Non-Employee Directors, if any, to whom Discretionary Options may be granted; and

(ii)	Determine the number of shares of Common Stock which are subject to a Discretionary Option.

The total number of shares of Common Stock which may be subject to Discretionary Options shall not exceed 100,000; provided, however, that

(iii)	if a Discretionary Option expires, is terminated prior to its exercise, or surrendered, the shares of Common Stock covered by such Discretionary Option immediately prior to such expiration, termination, or surrender, shall continue to be available for grant under this Section as a Discretionary Option; and

(iv)	any shares of Common Stock not subject to Discretionary Options shall be available for grants as Non-Discretionary Options. The Non-Discretionary Options and the Discretionary Options are collectively referred to herein as “options.”

6.	Terms and Conditions of Options. Options shall be designated non-statutory options or not qualified as Incentive Stock Options under Section 422(a) of the Internal Revenue Code of 1986, as amended, and shall be evidenced by written instruments approved by the Committee or the Board. Such instruments shall conform to the following terms and conditions:

(a)	Option price. The option price shall be the fair market value of the shares of Common Stock under option on the date such option is granted. The fair market value per share shall be the last reported sale price of the stock on such date on the Nasdaq National Market, or on such other stock exchange that the Common Stock may be listed from time to time. The option price shall be paid

(i)	in cash or

(ii)	in shares of Common Stock, including Common Stock underlying the option being exercised, having a fair market value equal to such option price or

(iii)	in a combination of cash and shares of Common Stock, including Common Stock underlying the option being exercised.

The fair market value of shares of Common Stock delivered to GPIC pursuant to the immediately preceding sentence shall be determined based on the last reported sale price of the Common Stock on the Nasdaq National Market on the day of exercise or, if there was no such sale price on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

(b)	Vesting, exercise and term of options. The Initial Option shall be exercisable to the extent of vesting. The Initial Option shall vest over a three-year period, with one-third of the Initial Option (2,000 shares) vesting upon each anniversary of the Commencement Date. Annual Options and Discretionary Options shall be fully vested upon grant, but shall only be exercisable six months and one day from the date of grant.

Except in special circumstances, each option shall expire upon the tenth anniversary of the date of its grant or such earlier date as provided in Section 6(c) below.

After becoming exercisable, each option shall remain exercisable until the expiration or termination of the option. After becoming exercisable an option may be exercised by the Non-Employee Director from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee or the Board may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

Upon the exercise of an option, the purchase price will be payable in full in cash or Common Stock as provided in Section 6(a). Any shares of Common Stock so assigned and delivered to GPIC in payment or partial payment of the purchase price will be valued at fair market value on the exercise date. Upon the exercise of a non-qualified stock option, GPIC shall withhold from the shares of Common Stock to be issued to the eligible Non-Employee Director the number of shares necessary to satisfy GPIC’s obligation to withhold Federal taxes, such determination to be based on the shares’ fair market value on the date of exercise.

(c)	Termination of Directorship. If an Non-Employee Director ceases for any reason including death or resignation to be a director: all options granted to such Non-Employee Director and vested on the date of termination of Directorship shall expire on the earliest of (i) the tenth anniversary after the date of grant, (ii) nine months after the day such Non-Employee Director ceases to be a director for any reason other than death, or (iii) two years after the day such Non-Employee Director ceases to be a director due to his death; and all options granted to such Non-Employee Director which are unvested shall expire.

(d)	Exercise upon death of Non-Employee Director. If a Non-Employee Director dies, the option may be exercised, to the extent provided in Section 6(c), by the Non-Employee Director’s estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. The Committee or the Board may approve all cash payments to the estate of a Non-Employee Director if circumstances warrant such a decision.

(e)	Assignability. No option shall be assignable or transferable by the Non-Employee Director except by will or by the laws of descent and distribution and during the lifetime of the Non-Employee Director the option shall be exercisable only by such Non-Employee Director.

7.	Capital Adjustments. The number and price of shares of Common Stock covered by each award of options and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by the stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8.	Change of Control. Notwithstanding the provisions of Section 7, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this Plan, a “Change of Control” of GPIC shall be deemed to have occurred when:

(a)	any “person” (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), not including Paul S. Endy, or his heirs or assigns, or the Paul S. Endy, Jr. Living Trust, or its beneficiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of GPIC representing 25.0% or more of the combined voting power of GPIC's outstanding securities ordinarily having the right to vote at the election of directors; or

(b)	individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board of Directors of GPIC serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or

(c)	merger, consolidation or sale of all or substantially all the assets of GPIC occurs, unless such merger or consolidation shall have been affirmatively recommended to GPIC's stockholders by a majority of the Incumbent Board; or

(d)	a proxy statement soliciting proxies from stockholders of GPIC by someone other than the current management of GPIC seeking stockholder approval of a plan or reorganization, merger or consolidation of GPIC with one or more GPICs as a result of which the outstanding shares of GPIC’s securities are actually exchanged for or converted into cash or property or securities not issued by GPIC unless the reorganization, merger or consolidation shall have been affirmatively recommended to GPIC's stockholders by a majority of the Incumbent Board.

9.	Approvals. The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required, including gaming regulatory agencies, and upon obtaining stockholder ratification of the Plan.

10.	Effective Date of Plan. The effective date of the Plan is January 31, 1994.

11.	Term: Amendment of Plan. This Plan shall expire on January 31, 2022 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time, provided however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Section 6(a) pertaining to the option price of the Common Stock under option shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Further provided however, that, without the approval of the holders of a majority of the outstanding shares of Common Stock; the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time. No action of the Board or stockholders, however, may, without the consent of a Non-Employee Director, alter or impair such Non-Employee Director’s rights, including stock appreciation rights, under any option previously granted.

12.	Withholding Taxes. GPIC shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred due to payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee or the Board shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

13.	Plan Not a Trust. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between GPIC and any Non-Employee Director, the executor, administrator or other personal representative, or designated beneficiary of such Non-Employee Director, or any other persons. If and to the extent that any Non-Employee Director or such Non-Employee Director’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from GPIC pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of GPIC.

14.	Notices. Each Non-Employee Director shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Non-Employee Director furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

15.	Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.	Payment to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, GPIC and other parties with respect thereto.

17.	Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.	Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

19.	Stock Appreciation Rights

(a)	Grants. All options granted under Sections 5(a) and (b) have concurrent grants of stock appreciation rights. A stock appreciation right shall cover the same number of shares covered by such option and shall be subject to the same terms and conditions as such option except for such additional limitations as are contemplated by this Section.

(b)	Terms of Grant. Each stock appreciation right shall entitle a Non-Employee Director to surrender to GPIC a vested option and to receive from GPIC in exchange an amount equal to: the difference between (A) the fair market value of one share of Common Stock, based upon the closing price on the trading day immediately prior to the day a surrender request is made, and (B) the option price per share, multiplied by the number of shares of Common Stock relating to the option which is surrendered. Subject to the open trading window requirement in Section 19(c), a Non-Employee Director may surrender an option, from time to time, up to the total number of shares with respect to which it is then exercisable. Payment shall be made in cash.

(c)	Exercise. Stock appreciation rights may be exercised by providing written notice (email is acceptable) of exercise to GPIC’s President, Chair of the Compensation Committee, finance department and legal department. Such notice shall state the number of shares being exercised, the grant number, the option price, and the closing price of a share of Common Stock on the trading day immediately prior to the date of notice. All notices of exercise must be received within an open trading window.